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                                                                    EXHIBIT 99.1
[LOGO OF AFC ENTERPRISES]

FOR IMMEDIATE RELEASE                         For more information, contact:
                                              Ellen Hartman  770.353.3152
                                              ehartman@afce.com
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           AFC Enterprises Announces Additions to Board of Directors


ATLANTA -- AFC Enterprises, Inc.(R) (NASDAQ: AFCE), the franchisor and operator of Church's Chicken(TM), Popeyes(R) Chicken & Biscuits, Cinnabon(R), Seattle's Best Coffee(R) and Torrefazione Italia(R), announced today the appointment of one inside member and two outside members to its board of directors. Gerald J. Wilkins, executive vice president and chief financial officer of AFC Enterprises, Carolyn Hogan Byrd, chairman and chief executive officer of GlobalTech Financial, LLC and Victor Arias, Jr., executive vice president and regional managing director for the Dallas office of DHR International, Inc. will join the 11-member AFC Board of Directors immediately. The changes in the board assignments follow AFC's initial public offering of common stock on March 2, 2001. In addition, William Wardlaw, a board member since 1996, resigned from the board.

Gerald J. Wilkins is the executive vice president and chief financial officer for Atlanta-based AFC Enterprises, having served six years in the CFO position. Wilkins played a leadership role in seeing AFC through a successful IPO and managing the overall growth of the company. He is also head of the Management Service Corporation, a division of AFC, which provides many shared service functions for AFC and its operating companies. Prior to joining AFC, Wilkins served as vice president of international business planning at KFC International. His background includes several management positions at General Electric Company and GE Capital over an eight-year period. Wilkins was recently selected to the Executive Leadership Council, a leading African American business organization.

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Carolyn Hogan Byrd is the chairman and chief executive officer of GlobalTech
Financial, LLC, a financial services company headquartered in Atlanta. Prior to establishing GlobalTech, Byrd served as president of The Coca-Cola Financial Corporation, where her responsibilities included managing the company's operations and other special strategic assignments. She has served in a variety of domestic and international positions with The Coca-Cola Company since 1977. She is a founding member of the Board of Trustees of Fisk University and currently sits on the Board of Directors of Rare Hospitality International, Inc., St. Paul Companies, Inc. and the Federal Reserve Bank of Atlanta Advisory Board.

Victor Arias, Jr. is the executive vice president and regional managing director for the Dallas office of DHR International, Inc., a leading executive search firm. Arias has served DHR as a general search consultant since 1996 with emphasis in the telecom/technology, energy, and consumer products industries. At DHR, he manages global relationships for companies, such as PepsiCo, Inc. and is frequently sought by clients desiring value-added sourcing of diverse executive professionals. Arias is a member of the Board of Trustees of Stanford University and various corporate boards of advisors. He also co-founded the National Society of Hispanic MBAs.

"The level of experience these new board members bring will be instrumental in providing guidance and leadership for our board," said Frank Belatti, chairman and chief executive officer of AFC Enterprises.

AFC Enterprises is the operator and franchisor of more than 3600 restaurants, bakeries and cafes in 28 countries. AFC's primary objective is to be the Franchisor of Choice(R), the recognized leader in offering quality investment opportunities in highly recognizable brands (Church's Chicken, Popeyes Chicken & Biscuits, Cinnabon, Seattle's Best Coffee and Torrefazione Italia) and exceptional franchisee support systems and services. AFC had system-wide sales of approximately $2.4 billion in 2000 and can be found on the World Wide Web at www.afce.com.
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Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands, are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2000 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.
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